UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

WORTHINGTON ENTERPRISES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 438-3210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Worthington Enterprises, Inc. (the “Registrant”) conducted a conference call on September 25, 2024, beginning at approximately 8:30 a.m., Eastern Daylight Time, to discuss the Registrant’s unaudited financial results for the first quarter ended August 31, 2024. Additionally, the Registrant addressed certain issues related to the outlook for the Registrant and its subsidiaries and their respective markets. A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

The information contained in this Item 2.02 and in Exhibit 99.1 is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

In the conference call, the Registrant discussed financial measures prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) as well as non-GAAP financial measures to provide investors with additional information that the Registrant believes allows for increased comparability of the performance of the Registrant’s ongoing operations from period to period. Specifically, the Registrant referred to earnings before interest, taxes, depreciation and amortization (“EBITDA”) from continuing operations and adjusted EBITDA from continuing operations, each on a consolidated basis, for the Registrant's trailing twelve months (“TTM”) ended August 31, 2024. In the table below, the Registrant also presents TTM adjusted EBITDA from continuing operations margin. These measures are non-GAAP financial measures and are used by management as measures of operating performance. EBITDA from continuing operations is calculated by adding or subtracting, as appropriate, interest expense, net, income tax expense and depreciation and amortization to/from net earnings from continuing operations attributable to controlling interest. Adjusted EBITDA from continuing operations is calculated by adding or subtracting, as appropriate, to/from EBITDA from continuing operations certain items that the Registrant believes are not necessarily indicative of the Registrant's operating performance, such as those listed in the table below and previously described in Exhibit 99.1 of the Registrant's Current Report on Form 8-K filed on September 24, 2024. TTM adjusted EBITDA from continuing operations margin is calculated by dividing TTM adjusted EBITDA from continuing operations by net sales. The table below provides a reconciliation from net earnings (loss) before income taxes (the most comparable GAAP financial measure) to adjusted EBITDA from continuing operations, for the TTM ended August 31, 2024.

	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter
(In thousands)	2025	2024	2024	2024
Earnings (loss) before income taxes (GAAP)	$30,790	$(26,798)	$40,471	$24,542
Less: net loss attributable to noncontrolling interest	(245)	(263)	-	-
Net earnings (loss) before income taxes attributable to controlling interest	31,035	(26,535)	40,471	24,542
Interest expense, net	489	(9)	50	472
EBIT (1)	31,524	(26,544)	40,521	25,014
Corporate costs eliminated at Separation	-	-	-	9,671
Impairment of goodwill and long-lived assets	-	32,975	-	-
Restructuring and other expense (income), net	1,158	28,624	698	6
Separation costs	-	240	2,999	7,056
Non-cash settlement charges in miscellaneous expense	-	11,077	8,103	-
Gain on sale of assets in equity income	-	-	-	(2,780)
Pension settlement charge in equity income	-	1,040	-	-
Adjusted EBIT (1)	32,682	47,412	52,321	38,967
Depreciation and amortization	11,830	12,424	11,949	12,215
Stock-based compensation	3,925	3,332	2,602	3,861
Adjusted EBITDA from continuing operations (non-GAAP)	$48,437	$63,168	$66,872	$55,043

TTM adjusted EBITDA from continuing operations (non-GAAP)	$233,520

TTM earnings before income taxes margin (GAAP)	5.8%
TTM Adjusted EBITDA from continuing operations margin (non-GAAP)	19.6%

(1)
EBIT and adjusted EBIT are non-GAAP financial measures. However, these measures are not used by management to evaluate the Company's performance, engage in financial and operational planning, or to determine incentive compensation. Instead, they are included as subtotals in the reconciliation of earnings (loss) before income taxes to adjusted EBITDA from continuing operations, which is a non-GAAP financial measure used by management.

During the conference call, the Registrant referred to free cash flow for the three months ended August 31, 2024. Free cash flow is a non-GAAP financial measure that management believes measures the Registrant's ability to generate cash beyond what is required for its business operations and capital expenditures. The following provides a reconciliation of net cash provided by operating activities (the most comparable GAAP financial measure) to free cash flow for the three months ended August 31, 2024.

First
Quarter
(In thousands)	2025
Net cash provided by operating activities (GAAP)	$41,146
Investment in property, plant and equipment	(9,629)
Free cash flow (non-GAAP)	$31,517

During the conference call, the Registrant referred to the ratio of net debt to TTM adjusted EBITDA from continuing operations, which is a non-GAAP financial measure that is used by the Registrant as a measure of leverage. Net debt to TTM adjusted EBITDA from continuing operations is calculated by subtracting cash and cash equivalents from net debt (defined as the aggregate of short-term borrowings, current maturities of long-term debt and long-term debt) and dividing the sum by TTM adjusted EBITDA from continuing operations. The calculation of net debt to adjusted EBITDA from continuing operations for the TTM ended August 31, 2024 is outlined below.

August 31,
(In thousands)	2024
Long-term debt	$300,009
Less: cash and cash equivalents	178,547
Net debt	$121,462

TTM adjusted EBITDA from continuing operations (non-GAAP)	$233,520

Net debt to TTM adjusted EBITDA from continuing operations (non-GAAP)	0.52

Additional non-GAAP financial measures referred to by the Registrant on the conference call, including reconciliations to the most comparable GAAP financial measures, are included in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on September 24, 2024. Such Exhibit 99.1 includes a copy of the Registrant’s news release issued on September 24, 2024 (the “Financial News Release”) reporting results for the first quarter ended August 31, 2024. The Financial News Release was made available on the Registrant’s website throughout the conference call and will remain available on the Registrant’s website for at least one year.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of the Registrant held on September 24, 2024 (the "Annual Meeting"), the shareholders of the Registrant approved the Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan (“2024 LTIP”). The 2024 LTIP will be administered by the Compensation Committee (the “Committee”) of the Registrant’s Board of Directors (the “Board”). Eligibility to participate in the 2024 LTIP is limited to employees of the Registrant and its subsidiaries.

Subject to adjustment as described in the 2024 LTIP, the 2024 LTIP currently provides that the maximum number of common shares available for settlement of awards over the life of the 2024 LTIP is the sum of 8,000,000, and the aggregate number of common shares subject to awards outstanding under the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan, and the Worthington Industries, Inc. 2010 Stock Option Plan as of September 24, 2024, that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable common shares).

If any common shares subject to any award under the 2024 LTIP are forfeited or withheld for taxes, any award terminates or expires unexercised or any award is settled for cash or other property or exchanged for other awards, the common shares subject to such award will again be available for grant pursuant to the 2024 LTIP.

Under the 2024 LTIP, the Committee may grant the following types of awards: (a) non-qualified stock options; (b) stock appreciation rights, in tandem with non-qualified stock options or free-standing; (c) restricted common shares; (d) restricted stock units; (e) performance awards in the form of performance shares or performance units subject to the achievement of performance goals during a specified performance period; and (f) other awards of common shares or awards valued in whole or in part by reference to, or otherwise based upon, common shares or other property.

The 2024 LTIP became effective upon approval of the 2024 LTIP by the Registrant’s shareholders on September 24, 2024 and will remain in effect until terminated by the Board. The Board or the Committee may amend, terminate or suspend the 2024 LTIP at any time except to the extent that approval of the Registrant’s shareholders is required to satisfy applicable requirements imposed by: (a) Rule 16b-3 under the Securities Exchange Act of 1934, as amended; (b) applicable sections of the Internal Revenue Code; or (c) NYSE rules.

The foregoing description of the 2024 LTIP is qualified in its entirety by reference to the complete terms of the 2024 LTIP, which is included with this Form 8-K as Exhibit 10.1 and incorporated herein by this reference. A description of the material terms of the 2024 LTIP was included in the Registrant’s definitive Proxy Statement for the Annual Meeting as filed with the Securities and Exchange Commission on August 14, 2024.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant held the Annual Meeting on September 24, 2024. At the close of business on July 29, 2024, the record date for the Annual Meeting, there were a total of 50,127,974 common shares of the Registrant outstanding and entitled to vote. At the Annual Meeting, the holders of 45,369,425 (in excess of 90%) of the Registrant’s common shares outstanding on the record date were represented by proxy, constituting a quorum.

The results of the voting on the proposals presented to the shareholders at the Annual Meeting were as follows:

Proposal 1 — Election of Directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
John B. Blystone	39,858,729	2,273,229	124,342	3,113,125
Mark C. Davis	40,276,683	1,940,585	39,032	3,113,125
John H. McConnell II	40,775,674	1,443,228	37,398	3,113,125
B. Andrew Rose	41,786,072	315,162	155,066	3,113,125

At the Annual Meeting, the shareholders of the Registrant elected each of Mr. Blystone, Mr. Davis, Mr. McConnell and Mr. Rose as a director of the Registrant for a three-year term, expiring at the Annual Meeting of Shareholders occurring in 2027.

Proposal 2 — Advisory Vote to Approve the Compensation of the NEOs

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,785,258	6,372,695	98,347	3,113,125

At the Annual Meeting, the shareholders of the Registrant approved the advisory resolution to approve the compensation of the Registrant’s named executive officers, as described in the Registrant’s proxy statement for the Annual Meeting.

Proposal 3 — Approve the 2024 LTIP

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,964,494	9,154,022	137,784	3,113,125

At the Annual Meeting, the shareholders of the Registrant approved the proposal to approve the 2024 LTIP.

Proposal 4 — Ratification of the Selection of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
45,047,320	261,375	60,730

At the Annual Meeting, the shareholders of the Registrant ratified the selection of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending May 31, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are included with this Form 8‑K:

Exhibit No.	Description

10.1	Worthington Enterprises, Inc. 2024 Long-Term Incentive Plan†
99.1	Transcript of Worthington Enterprises, Inc. Earnings Conference Call for First Quarter of Fiscal 2025 (Fiscal Quarter ended August 31, 2024), held on September 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Indicates a management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON ENTERPRISES, INC.

Date:	September 30, 2024	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary